As filed with the Securities and Exchange Commission on February 6, 2004
Registration No. 333-110214
333-110214-01

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3

to
Form S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

WESTCOAST HOSPITALITY CORPORATION	WESTCOAST HOSPITALITY CAPITAL TRUST
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)
WASHINGTON	DELAWARE
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)
7011
(Primary Standard Industrial Classification Code Number)
91-1032187	75-6700808
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)
Arthur M. Coffey President and Chief Executive Officer WestCoast Hospitality Corporation 201 W. North River Drive, Suite 100 Spokane, Washington 99201 (509) 459-6100	Arthur M. Coffey President and Chief Executive Officer WestCoast Hospitality Corporation 201 W. North River Drive, Suite 100 Spokane, Washington 99201 (509) 459-6100
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
(Name, address, including zip code, and telephone number, including area code, of agent for service)	(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Frank C. Woodruff, Esq. Erin Joyce Letey, Esq. Riddell Williams P.S. 1001 Fourth Avenue Plaza Suite 4500 Seattle, Washington 98154 (206) 624-3600	Jay L. Bernstein, Esq. Andrew S. Epstein, Esq. Clifford Chance US LLP 200 Park Avenue New York, New York 10166 (212) 878-8000

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement, as determined by market conditions.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

     The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     This Amendment No. 3 to this registration statement on Form S-1 is being filed solely for the purpose of filing an exhibit, as indicated in Item 16(A) of Part II of this registration statement. No changes or additions are being made to the prospectus which forms a part of this registration statement. Accordingly, the prospectus has been omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

      The expenses of this offering in connection with this registration statement are estimated as follows:

SEC registration fee	$3,721
NASD filing fee	5,100
NYSE listing fee	23,600
Printing expenses	120,000
Legal fees and expenses	220,000
Accounting fees and expenses	100,000
Transfer agent and registrar fees and expenses	10,000
Miscellaneous fees and expenses	7,500
Total	$489,921

      WestCoast Hospitality Corporation (the “Company”) will bear all of the expenses shown above.

Item 14.	Indemnification of Directors and Officers.

      The Amended and Restated By-Laws (“By-Laws”) and Amended and Restated Articles of Incorporation (the “Articles”) of the Company provide that the Company shall, to the full extent permitted by the Washington Business Corporation Act (the “WBCA”), as amended from time to time, indemnify all directors and officers of the Company. In addition, the Articles contain a provision eliminating the personal liability of directors to the Company or its shareholders for monetary damage arising out of a breach of fiduciary duty. Section 23B.08.510 and .570 of the WBCA authorizes a corporation to indemnify its directors, officers, employees, or agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including provisions permitting advances for reasonable expenses incurred) arising under the Securities Act.

      Pursuant to Section 23B.08.580 of the WBCA, the Board of Directors of the Company (the “Board”) may authorize, by a vote of a majority of a quorum of the Board, the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under Section 23B.08.510 or 23B.08.520 of the WBCA. The Board has authorized the Company to purchase and maintain appropriate policies of insurance on behalf of the Company’s directors and officers against liabilities asserted against any such person arising out of his status as such. The Board may authorize the Company to enter into a contract with any person who is or was a director, officer, partner, trustee, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another partnership, joint venture, trust, employee benefit plan or other enterprise providing for indemnification rights equivalent to or, if the Board so determines, greater than those provided for in the By-Laws and Articles. The Board has authorized the Company to enter into contracts providing for indemnification with any person who is or was a director or officer of the Company.

      The Company has entered into employment agreements with certain officers containing provisions entitling the executive officers to indemnification for losses incurred in the course of service to the Company or its subsidiaries, under certain circumstances.

      Under the Amended and Restated Declaration of Trust, the Company agrees to indemnify the property trustee, the Delaware trustee, any affiliate of the property trustee or the Delaware trustee, and any officers, directors, shareholders, members, partners, employees, representatives, custodians, nominees or agents of the property trustee or the Delaware trustee (each of the foregoing persons, including the property trustee and the Delaware trustee in their respective individual and trustee capacities, being referred to as a “Fiduciary Indemnified Person”) for, and to hold each Fiduciary Indemnified Person harmless against, any and all loss, liability, claim, action, suit, cost or expense of any kind and nature whatsoever, including taxes (other than taxes based on the income of such Fiduciary Indemnified Person), incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration or the trust or trusts under the Amended and Restated Declaration of Trust, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties under the Amended and Restated Declaration of Trust.

      In addition, under the Amended and Restated Declaration of Trust the Company must indemnify, to the full extent permitted by law, any administrative trustee; (b) any affiliate of any administrative trustee; (c) any officer, director, shareholder, member, partner, employee, representative or agent of any administrative trustee; and (d) any officer, employee or agent of the trust or its affiliates (each of the foregoing persons being referred to as a “Company Indemnified Person”) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company must also indemnify, to the full extent permitted by law, any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to the trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that such Court of Chancery or such other court shall deem proper.

Item 15.	Recent Sales of Unregistered Securities.

      On December 31, 2001, the Company acquired all of the outstanding stock of Red Lion Hotels, Inc. from Doubletree Corporation, a Delaware corporation (“Seller”), in exchange for a cash payment to Seller in the amount of $20,251,456 and the issuance to Seller of 303,771 shares of the Company’s Series A Preferred Stock and 303,771 shares of the Company’s Series B Preferred Stock. The Company issued these shares to Seller in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933, as amended.

      WestCoast Hospitality Capital Trust intends to issue the trust common securities to the Company in reliance upon this same exemption.

Item 16.	Exhibits and Financial Statement Schedules.

      (A) Exhibits:

Exhibit No.	Description

1.1*	Form of Underwriting Agreement with respect to the Trust Preferred Securities
3.1(9)	Amended and Restated Articles of Incorporation of the Company
3.2(10)	Amended and Restated By-Laws of the Company
4.1(1)	Specimen Common Stock Certificate
4.2*	Certificate of Trust of WestCoast Hospitality Capital Trust
4.3*	Declaration of Trust of WestCoast Hospitality Capital Trust
4.4*	Form of Amended and Restated Declaration of Trust
4.5*	Form of Indenture
4.6*	Form of Junior Subordinated Debenture (included in Exhibit 4.5)
4.7*	Form of Trust Preferred Security (included in Exhibit 4.4)
4.8*	Form of Trust Common Security (included in Exhibit 4.4)
4.9*	Form of Trust Preferred Securities Guarantee Agreement
4.10*	Form of Trust Common Securities Guarantee Agreement
5.1*	Opinion of Riddell Williams P.S., counsel to the Company and WestCoast Hospitality Capital Trust
5.2*	Opinion of Richards, Layton & Finger, P.A. regarding the legality of the trust preferred securities of WestCoast Hospitality Capital Trust
8.1*	Opinion of Riddell Williams P.S.
10.1(3)	Employment Agreement between the Company and Arthur M. Coffey, dated March 1, 1998
10.2(3)	Employment Agreement between the Company and Richard L. Barbieri, dated March 1, 1998
10.3(1)	Employee Stock Purchase Plan of the Company
10.4(5)	1998 Stock Incentive Plan
10.5(1)	Form of Restricted Stock Award Agreement
10.6(3)	Form of Nonqualified Stock Option Agreement
10.7(11)	Executive Employment Agreement between the Company and Arthur Coffey, dated April 13, 2003
10.8*	Separation and General Release Agreement between the Company and Sharon Sanchez, dated July 31, 2003
10.9(2)	Amended and Restated Agreement of Limited Partnership of WestCoast Hospitality Limited Partnership, dated November 1, 1997
10.10*	First Amendment, dated January 1, 1998, to Amended and Restated Agreement of Limited Partnership of WestCoast Hospitality Limited Partnership dated November 1, 1997
10.11*	Second Amendment, dated April 20, 1998, to Amended and Restated Agreement of Limited Partnership of WestCoast Hospitality Limited Partnership dated November 1, 1997
10.12*	Third Amendment, dated April 28, 1998, to Amended and Restated Agreement of Limited Partnership of WestCoast Hospitality Limited Partnership dated November 1, 1997
10.13*	Fourth Amendment, dated May 14, 1999, to Amended and Restated Agreement of Limited Partnership of WestCoast Hospitality Limited Partnership dated November 1, 1997
10.14*	Fifth Amendment, dated January 1, 2000, to Amended and Restated Agreement of Limited Partnership of WestCoast Hospitality Limited Partnership dated November 1, 1997
10.15*	Sixth Amendment, dated June 30, 2000, to Amended and Restated Agreement of Limited Partnership of WestCoast Hospitality Limited Partnership dated November 1, 1997

Exhibit No.	Description

10.16*	Seventh Amendment, dated January 1, 2001, to Amended and Restated Agreement of Limited Partnership of WestCoast Hospitality Limited Partnership dated November 1, 1997
10.17(4)	Purchase and Sale Agreement re: WC Holdings, Inc., dated December 17, 1999
10.18(4)	Membership Interest Purchase Agreement re: October Hotel Investors, LLC, dated December 30, 1999
10.19(4)	First Amendment to Membership Interest Purchase Agreement re: October Hotel Investors, LLC, dated December 30, 1999
10.20(7)	Deed of Trust and Security Agreement with WHC809, LLC, as grantor, and Morgan Guaranty Trust Company of New York, as beneficiary, dated June 14, 2001
10.21(8)	Purchase and Sale Agreement dated December 21, 2001 among WestCoast Hospitality Corporation, Hilton Hotels Corporation and Doubletree Corporation
10.22(8)	Registration Rights Agreement between WestCoast Hospitality Corporation and Doubletree Corporation, dated December 31, 2001
10.23*	Credit Agreement, dated October 24, 2003, between WestCoast Hospitality Corporation and Wells Fargo Bank, National Association
10.24 (11)	Promissory Note dated effective as of June 27, 2003, in the original principal amount of $5,100,000 issued by WHC807, LLC, a Delaware limited liability company indirectly controlled by the Company (“WHC807”), to Column Financial, Inc. (“Column”) (the “WHC807 Promissory Note”). Nine other Delaware limited liability companies indirectly controlled by the Company (the “Other LLCs”) simultaneously issued nine separate Promissory Notes to Column in an aggregate original principal amount of $50,100,000 and otherwise on terms and conditions substantially similar to those of the WHC807 Promissory Note (these Promissory Notes and their respective issuers and principal amounts are identified in Exhibit D to the Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing filed as Exhibit 10.25).
10.25 (11)	Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated effective as of June 27, 2003, with WHC807 as grantor and Column as beneficiary (the “WHC807 Deed of Trust”). Each of the Other LLCs simultaneously executed a separate Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing as grantor with Column as beneficiary and otherwise on terms and conditions substantially similar to those of the WHC807 Deed of Trust (these nine other documents and their respective grantors and the respective parcels of real property encumbered thereby are identified in Exhibit E to the WHC807 Deed of Trust).
10.26 (11)	Indemnity and Guaranty Agreement dated effective as of June 27, 2003, between the Company and Column with respect to the WHC807 Promissory Note and the WHC807 Deed of Trust. The Company and Column have entered into nine separate Indemnity and Guaranty Agreements on substantially similar terms and conditions with respect to the Other LLCs’ Promissory Notes and Deeds of Trust, Assignments of Leases and Rents, Security Agreements and Fixture Filings referred to in Exhibits 10.24 and 10.25, respectively.
10.27*	Fixed Rate Note effective as June 14, 2001, of in the original principal amount of $36,050,000 issued by WHC809, LLC, a Delaware limited liability company indirectly controlled by the Company, to Morgan Guaranty Trust Company of New York.
10.28**	Executive Employment Agreement between the Company and Thomas McKeirnan, dated May 21, 2003.
12*	Statement Regarding Computation of Earnings to Fixed Charges and Preferred Stock Dividends
16(6)	Letter dated June 28, 2001, from the Company’s former principal independent accountants
21*	List of subsidiaries of the Company
23.1*	Consent of BDO Seidman, LLP
23.2*	Consent of PricewaterhouseCoopers LLP
23.3*	Consent of Riddell Williams P.S. (included in Exhibits 5.1 and 8.1)

Exhibit No.	Description

23.4*	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2)
24*	Powers of Attorney (included on signature page)
25.1*	Form T-1 Statement of Eligibility of Indenture Trustee under the Trust Indenture Act of 1939
25.2*	Form T-1 Statement of Eligibility of Property Trustee of WestCoast Hospitality Capital Trust
25.3*	Form T-1 Statement of Eligibility of Preferred Guarantee Trustee

*	Previously filed.

**	Filed herewith.

(1)	Previously filed as an exhibit to the Company’s Form S-1 on January 20, 1998.

(2)	Previously filed as an exhibit to the Company’s Form S-1/ A on February 27, 1998.

(3)	Previously filed as an exhibit to the Company’s Form S-1/ A on March 10, 1998.

(4)	Previously filed as an exhibit to the Company’s Form 8-K on January 19, 2000.

(5)	Previously filed as an exhibit to the Company’s Form 10-Q on May 15, 2001

(6)	Previously filed as an exhibit to the Company’s Form 8-K on June 29, 2001

(7)	Previously filed as an exhibit to the Company’s Form 10-Q on August 14, 2001.

(8)	Previously filed as an exhibit to the Company’s Form 8-K on January 15, 2002

(9)	Previously filed as an exhibit to the Company’s Form 10-K on April 1, 2002.

(10)	Previously filed as an exhibit to the Company’s Form 10-K on March 31, 2003.

(11)	Previously filed as an exhibit to the Company’s Form 10-Q on August 14, 2003.

Item 17.	Undertakings.

      The undersigned registrants hereby undertake to provide to the underwriters, at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The undersigned registrants hereby undertake that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on February 6, 2004.

WESTCOAST HOSPITALITY CORPORATION

BY:	/s/ ARTHUR M. COFFEY

Arthur M. Coffey,
President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on February 6, 2004.

Signature	Title

/s/ ARTHUR M. COFFEY Arthur M. Coffey	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ PETER P. HAUSBACK Peter P. Hausback	Vice President, Chief Financial Officer (Principal Financial Officer)

/s/ ANTHONY F. DOMBROWIK Anthony F. Dombrowik	Corporate Controller (Principal Accounting Officer)

* Donald K. Barbieri	Chairman of the Board

* Richard L. Barbieri	Director

* Stephen R. Blank	Director

* Jon E. Eliassen	Director

* Peter F. Stanton	Director

* Ronald R. Taylor	Director

/s/ ARTHUR M. COFFEY Arthur M. Coffey Attorney-in-fact

*By Arthur M. Coffey, as attorney-in-fact

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on February 6, 2004.

WESTCOAST HOSPITALITY CAPITAL TRUST

By:	/s/ PETER P. HAUSBACK

Peter P. Hausback,
Trustee

By:	/s/ THOMAS L. MCKEIRNAN

Thomas L. McKeirnan,
Trustee

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement with respect to the Trust Preferred Securities
3.1(9)	Amended and Restated Articles of Incorporation of the Company
3.2(10)	Amended and Restated By-Laws of the Company
4.1(1)	Specimen Common Stock Certificate
4.2*	Certificate of Trust of WestCoast Hospitality Capital Trust
4.3*	Declaration of Trust of WestCoast Hospitality Capital Trust
4.4*	Form of Amended and Restated Declaration of Trust
4.5*	Form of Indenture
4.6*	Form of Junior Subordinated Debenture (included in Exhibit 4.5)
4.7*	Form of Trust Preferred Security (included in Exhibit 4.4)
4.8*	Form of Trust Common Security (included in Exhibit 4.4)
4.9*	Form of Trust Preferred Securities Guarantee Agreement
4.10*	Form of Trust Common Securities Guarantee Agreement
5.1*	Opinion of Riddell Williams P.S., counsel to the Company and WestCoast Hospitality Capital Trust
5.2*	Opinion of Richards, Layton & Finger, P.A. regarding the legality of the trust preferred securities of WestCoast Hospitality Capital Trust
8.1*	Opinion of Riddell Williams P.S.
10.1(3)	Employment Agreement between the Company and Arthur M. Coffey, dated March 1, 1998
10.2(3)	Employment Agreement between the Company and Richard L. Barbieri, dated March 1, 1998
10.3(1)	Employee Stock Purchase Plan of the Company
10.4(5)	1998 Stock Incentive Plan
10.5(1)	Form of Restricted Stock Award Agreement
10.6(3)	Form of Nonqualified Stock Option Agreement
10.7(11)	Executive Employment Agreement between the Company and Arthur Coffey, dated April 13, 2003
10.8*	Separation and General Release Agreement between the Company and Sharon Sanchez, dated July 31, 2003
10.9(2)	Amended and Restated Agreement of Limited Partnership of WestCoast Hospitality Limited Partnership, dated November 1, 1997
10.10*	First Amendment, dated January 1, 1998, to Amended and Restated Agreement of Limited Partnership of WestCoast Hospitality Limited Partnership dated November 1, 1997
10.11*	Second Amendment, dated April 20, 1998, to Amended and Restated Agreement of Limited Partnership of WestCoast Hospitality Limited Partnership dated November 1, 1997
10.12*	Third Amendment, dated April 28, 1998, to Amended and Restated Agreement of Limited Partnership of WestCoast Hospitality Limited Partnership dated November 1, 1997
10.13*	Fourth Amendment, dated May 14, 1999, to Amended and Restated Agreement of Limited Partnership of WestCoast Hospitality Limited Partnership dated November 1, 1997
10.14*	Fifth Amendment, dated January 1, 2000, to Amended and Restated Agreement of Limited Partnership of WestCoast Hospitality Limited Partnership dated November 1, 1997
10.15*	Sixth Amendment, dated June 30, 2000, to Amended and Restated Agreement of Limited Partnership of WestCoast Hospitality Limited Partnership dated November 1, 1997
10.16*	Seventh Amendment, dated January 1, 2001, to Amended and Restated Agreement of Limited Partnership of WestCoast Hospitality Limited Partnership dated November 1, 1997
10.17(4)	Purchase and Sale Agreement re: WC Holdings, Inc., dated December 17, 1999
10.18(4)	Membership Interest Purchase Agreement re: October Hotel Investors, LLC, dated December 30, 1999
10.19(4)	First Amendment to Membership Interest Purchase Agreement re: October Hotel Investors, LLC, dated December 30, 1999

Exhibit No.	Description

10.20(7)	Deed of Trust and Security Agreement with WHC809, LLC, as grantor, and Morgan Guaranty Trust Company of New York, as beneficiary, dated June 14, 2001
10.21(8)	Purchase and Sale Agreement dated December 21, 2001 among WestCoast Hospitality Corporation, Hilton Hotels Corporation and Doubletree Corporation
10.22(8)	Registration Rights Agreement between WestCoast Hospitality Corporation and Doubletree Corporation, dated December 31, 2001
10.23*	Credit Agreement, dated October 24, 2003, between WestCoast Hospitality Corporation and Wells Fargo Bank, National Association
10.24 (11)	Promissory Note dated effective as of June 27, 2003, in the original principal amount of $5,100,000 issued by WHC807, LLC, a Delaware limited liability company indirectly controlled by the Company (“WHC807”), to Column Financial, Inc. (“Column”) (the “WHC807 Promissory Note”). Nine other Delaware limited liability companies indirectly controlled by the Company (the “Other LLCs”) simultaneously issued nine separate Promissory Notes to Column in an aggregate original principal amount of $50,100,000 and otherwise on terms and conditions substantially similar to those of the WHC807 Promissory Note (these Promissory Notes and their respective issuers and principal amounts are identified in Exhibit D to the Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing filed as Exhibit 10.25).
10.25 (11)	Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated effective as of June 27, 2003, with WHC807 as grantor and Column as beneficiary (the “WHC807 Deed of Trust”). Each of the Other LLCs simultaneously executed a separate Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing as grantor with Column as beneficiary and otherwise on terms and conditions substantially similar to those of the WHC807 Deed of Trust (these nine other documents and their respective grantors and the respective parcels of real property encumbered thereby are identified in Exhibit E to the WHC807 Deed of Trust).
10.26 (11)	Indemnity and Guaranty Agreement dated effective as of June 27, 2003, between the Company and Column with respect to the WHC807 Promissory Note and the WHC807 Deed of Trust. The Company and Column have entered into nine separate Indemnity and Guaranty Agreements on substantially similar terms and conditions with respect to the Other LLCs’ Promissory Notes and Deeds of Trust, Assignments of Leases and Rents, Security Agreements and Fixture Filings referred to in Exhibits 10.24 and 10.25, respectively.
10.27*	Fixed Rate Note effective as June 14, 2001, of in the original principal amount of $36,050,000 issued by WHC809, LLC, a Delaware limited liability company indirectly controlled by the Company, to Morgan Guaranty Trust Company of New York.
10.28**	Executive Employment Agreement between the Company and Thomas McKeirnan, dated May 21, 2003.
12*	Statement Regarding Computation of Earnings to Fixed Charges and Preferred Stock Dividends
16(6)	Letter dated June 28, 2001, from the Company’s former principal independent accountants
21*	List of subsidiaries of the Company
23.1*	Consent of BDO Seidman, LLP
23.2*	Consent of PricewaterhouseCoopers LLP
23.3*	Consent of Riddell Williams P.S. (included in Exhibits 5.1 and 8.1)
23.4*	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2)
24*	Powers of Attorney (included on signature page)
25.1*	Form T-1 Statement of Eligibility of Indenture Trustee under the Trust Indenture Act of 1939
25.2*	Form T-1 Statement of Eligibility of Property Trustee of WestCoast Hospitality Capital Trust
25.3*	Form T-1 Statement of Eligibility of Preferred Guarantee Trustee

*	Previously filed.

**	Filed herewith.

(1)	Previously filed as an exhibit to the Company’s Form S-1 on January 20, 1998.

(2)	Previously filed as an exhibit to the Company’s Form S-1/ A on February 27, 1998.

(3)	Previously filed as an exhibit to the Company’s Form S-1/ A on March 10, 1998.

(4)	Previously filed as an exhibit to the Company’s Form 8-K on January 19, 2000.

(5)	Previously filed as an exhibit to the Company’s Form 10-Q on May 15, 2001

(6)	Previously filed as an exhibit to the Company’s Form 8-K on June 29, 2001

(7)	Previously filed as an exhibit to the Company’s Form 10-Q on August 14, 2001.

(8)	Previously filed as an exhibit to the Company’s Form 8-K on January 15, 2002

(9)	Previously filed as an exhibit to the Company’s Form 10-K on April 1, 2002.

(10)	Previously filed as an exhibit to the Company’s Form 10-K on March 31, 2003.

(11)	Previously filed as an exhibit to the Company’s Form 10-Q on August 14, 2003.